Exhibit 10.1
AGREEMENT FOR THE PURCHASE AND SALE OF
BIODEGRADABLE RESINS
     This AGREEMENT FOR THE PURCHASE AND SALE OF BIODEGRADABLE RESINS (this “Agreement”) is made as of December 1, 2006 by and between Alcoa Kama, Inc, a Delaware corporation (“Buyer”), and Cereplast, Inc., a Nevada corporation (“Seller”).
BACKGROUND
     Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, Biodegradable Resins (“Product”) meeting the Specifications set forth in Exhibit A attached hereto (the “Specifications”), pursuant to the following terms and conditions.
     In consideration of the premises and the mutual covenants hereinafter contained and intending to be legally bound hereby, the parties hereto agree as follows:
     1. Term. This Agreement will have XXXXXXXX”term (the “XXXXXXXX”) commencing December 1, 2006 (the “Commencement Date”) and expiring December 31, XXXXXX. Unless terminated upon written notice by Buyer on or before the date which is sixty (60) days prior to the expiration of the then-current term, this Agreement will thereafter automatically renew for additional XXXXXX terms (each, an “Additional Term” and, together with the XXXXXXXXXXX).
     2. Purchase and Sale Commitments.
     (a) Each calendar year during the Term of this Agreement, Seller will sell and deliver to Buyer, and Buyer will purchase and accept from Seller, in conformance with (i) the Specifications, and (ii) the other provisions of this Agreement, a maximum of XXXXXXXXXXXX(million) pounds of Product per calendar year (the “Annual Quantity”). The parties acknowledge and agree that, notwithstanding the foregoing, Buyer shall not be obligated to purchase any minimum quantity of Product hereunder.
     (b) XXXXXXXXXXXXXXXXXXXXXXXXXX
     3. Price; Payment.
     (a) Price. The price, per pound, for Product, delivered in accordance with Article 4(a) below, shall be as set forth in Exhibit B attached hereto.
     (b) Payment Terms. Unless otherwise expressly set forth in this Agreement, the terms of payment are XXXXXXXXXXXXXXXXXXXXXXX
     4. Delivery; Title; Risk of Loss; Loading.
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     (a) Unless otherwise agreed between the parties for any individual shipment, all Product shipped hereunder shall be delivered XXXXXXXXXXXXXXXXXXXXX
     (b) Buyer will bear the cost of transportation of the Product to such destination. Seller will utilize Buyer’s designated Transportation Management System (TMS) to determine the method, agency and routing of transportation will be designated by Seller. Excess packing, shipping and transportation charges resulting from compliance with respect to the use of any agency or method of transportation or any routing other than that which would be designated by Buyer’s TMS shall paid by the Seller, unless Seller obtains Buyer’s advance written approval prior to incurring any such additional costs. Title to the product, and risk of loss or damage of the Product, will pass to Buyer upon unloading of the Product at Buyer’s facility.
     5. Warranty. Seller warrants that all Product delivered hereunder will conform to applicable Specifications, drawings, instructions, data, samples, standards and regulations, and will be merchantable, free from defects in design, material and workmanship, will be as described and advertised, of good quality, fit for the intended purposes, and will be free from all liens and encumbrances. These warranties are in addition to all other warranties, express, implied or statutory, which may be applicable. Seller shall indemnify, defend and hold Buyer harmless from any breach of these warranties without prejudice to any other rights or remedies of Buyer. Limitations on Buyer’s remedies (or disclaimers of warranties), whether contained in documents of Seller, or otherwise, shall not be effective and are hereby objected to and rejected. All warranties and other provisions of this paragraph shall survive inspection or acceptance of, payment for, and use of the Product and completion, termination, or cancellation of this Agreement, and shall run to Buyer, its customers, successors, and assigns, and to users of the Product.
     6. Competitive Pricing. XXXXXXXXXXXXXXXXXXXXXXX
     7. Taxes. If Seller is required by law to collect sales and use tax (including any gross receipts tax imposed similar to a sales and use tax) from Buyer on behalf of any taxing jurisdiction, Seller shall provide to Buyer invoices which separately state and clearly indicate the amount of tax and Buyer shall remit any such tax to Seller. Seller shall have the responsibility of complying with all applicable foreign, national, state or local laws regarding value added tax and sales and use tax or substitutes therefore including registration, collection of taxes and the filing of returns where applicable. Notwithstanding whether Seller must collect sales and use tax from Buyer, Seller shall state on every invoice the taxing jurisdiction (e.g. country, state and local jurisdiction) in which Product was provided. If applicable, in lieu of payment for any sales and use tax, Seller shall accept a properly executed exemption or direct pay certificate from Buyer. The determination of whether an exemption or direct pay certificate will be submitted to Seller in lieu of payment for any sales and use tax shall be made by Buyer on a location by location basis. With the exception of sales and use tax as described above, all other taxes, however denominated or measured, imposed upon the Seller, or the price or compensation under this contract, or upon the product provided hereunder, shall be the responsibility and liability of Seller.
     8. Inspection; Rejection; Quality Assurance; Manufacturing Method.
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     (a) All Product shall, before delivery, be subject to inspection, tests, and audits by Buyer or its agent, at reasonable times and places. Seller agrees to provide access for Buyer to its facilities at all reasonable times for such inspection, tests, and audits, and, at no additional cost, to provide all assistance and facilities reasonably necessary to perform the same. Neither the inspection, testing, or auditing of any Product, nor the failure to do so, before delivery to Buyer shall constitute acceptance of any Product, or relieve Seller from exclusive responsibility for furnishing Product in strict conformance with the Specifications. Buyer understands that Seller, at its discretion, may not give access to sensitive documents covered by proprietary “Know How”. Buyer also understands that all information divulged during the audit will be covered by Section 20, below.
     (b) Seller warrants that it has and will maintain an adequate quality control/assurance program with respect to the production and delivery of Product and that it creates and maintains adequate quality control/assurance reports, certificates, affidavits, and other such records relating to such Product. Seller agrees that, upon request and at no additional charge, it will promptly furnish authenticated copies thereof, as well as applicable certificates of conformance and/or compliance acceptable to Buyer, at the time of, or promptly after, delivery.
     I Product shall be received subject to inspection and approval by Buyer after delivery. Upon inspection, Buyer may give Seller notice of rejection or revocation of acceptance, notwithstanding any payment, passage of title, approval, prior test or inspection. No inspection, approval, test, delay or failure to inspect or test, or failure to discover any defect or other nonconformance, shall relieve Seller of any obligations under this Agreement or impair or waive any right or remedy of Buyer with respect to Seller’s performance hereunder. If, in Buyer’s judgment, any Product delivered hereunder does not conform with the requirements of this Agreement, Buyer shall have the right to reject such Product and, in addition to any other rights and remedies it may have, Buyer may, in its sole discretion: (1) return any or all nonconforming Product to Seller for reimbursement, credit, replacement, or repair as Buyer may direct; (2) correct, rework, and/or repair the Product with all costs associated therewith to be charged to and paid by Seller; or (3) hold any or all nonconforming Product, at Seller’s risk and expense, for disposal or correction according to Seller’s instructions. Any Product rejected by Buyer and returned to Seller shall be returned, at Seller’s risk and expense, with the cost of packaging, handling, inspection, examination, transportation and any other costs incidental thereto to be charged to and paid by Seller. Such Product shall not thereafter be tendered to Buyer for acceptance unless the previous rejection and requirement of correction are disclosed to Buyer in writing. All such nonconforming Product that is so remedied will have the same warranty as stated in Article 5 from the date of re-delivery. Inspection and rights to reject in any event will not be more than 60 days from receipt of material by Buyer.
     (d) Seller shall give Buyer at least sixty (60) days’ prior written notice of any intention to change any aspect of the manufacturing process for Products to be delivered hereunder, including, but not limited to, changes in raw materials, product specifications or product quality levels or any significant change in formulation or methods of manufacturing. Seller agrees that it will provide Buyer with all reasonable assurances requested by Buyer to demonstrate that such intended changes will not have an effect upon Buyer’s operations. If
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Buyer objects to any such change, Buyer shall give Seller written notice thereof prior to the effective date of such change, and, if Seller nevertheless proceeds with such change, and without limiting any other remedy Buyer may have pursuant to this Agreement or otherwise, Buyer shall be entitled to discontinue the purchase of any Products affected by such change hereunder without liability or other obligation to Seller.
     9. Compliance with Laws. Seller warrants that it will comply with all applicable foreign, federal, state and local laws and regulations in producing and delivering Products hereunder. Upon request, Seller will furnish Buyer with certificates of compliance therewith. Unless this Agreement is otherwise exempted by law, Seller will comply with Executive Order 11246, as amended by Executive Order 11375 (Equal Employment Opportunity) the Rehabilitation Action of 1973, the Vietnam Era Veteran’s Readjustment Assistance Act of 1974, the Americans with Disabilities Act, as they have been or may be amended from time to time, and regulations implementing such statutes; and any similar state and local laws and ordinances and the regulations implementing such statutes. If requested by Buyer, Seller will furnish to Buyer an executed Certificate of Nonsegregated Facilities. Seller warrants that Product delivered hereunder will be produced at Seller facilities complying with all applicable provisions of the Occupational Safety and Health Act and applicable regulations under that Act and agrees to, upon request, provide Buyer with all explanatory and factual information needed to verify such compliance and to enable Buyer to comply therewith, and with any other laws and regulations applicable hereto. Seller further warrants that it will comply, where applicable, and without limitation, with all orders, standards, and regulations of the National Highway & Transportation Safety Administration, Federal Aviation Administration, Environmental Protection Administration, Food and Drug Administration, Consumer Product Commission, and Occupational Safety & Health Act Administration.
     10. Hazardous and Dangerous Goods and Materials: Seller warrants: (i) that any chemical substance or mixture delivered to Buyer pursuant to this Agreement is on the Toxic Substance Control Act inventory or that the premanufacture notice requirements thereof have been satisfied and such chemical substance or mixture is lawfully available for sale and use; (ii) that chemical substances or mixtures delivered hereunder will be properly packaged with all appropriate warning labels, instructions for use, and notices, and that, if such chemical substances or mixtures are supplied in bulk, Seller will provide Buyer with an adequate supply of such warning labels, instructions, and notices for use in Buyer’s facilities; (iii) that Seller will supply with, or before, delivery, and at any other time upon Buyer’s request, all information known to Seller with respect to potential hazards, including possible toxic or harmful effects, related to the handling, use, storage, disposal, or transportation of any chemical substances or mixtures delivered hereunder, and any precautions that should be taken to eliminate or reduce to a minimum such hazards; and (4) that Seller will ascertain and furnish all information about Product delivered hereunder required by Buyer to comply with all safety-related laws and regulations (including, without limitation, those relating to applicable right-to-know laws and occupational safety and health acts), and with laws and regulations regarding composition, ingredients, or otherwise, including promptly furnishing to Buyer upon written request a list of all ingredients therein and the amounts thereof and information concerning any changes in such ingredients thereafter. Seller agrees that it will, upon Buyer’s request, accept the return of
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unused toxic or hazardous chemical substances or mixtures delivered to Buyer pursuant to this Agreement.
     11. Environment, Health, Safety & Security. If Seller, either as principal or by agent or employee, enters upon the property of Buyer, Seller agrees to comply with Buyer’s rules and regulations, including its environmental, health, safety and security rules and regulations.
     12. Import/Export Matters.
     (a) If any Product delivered hereunder is to be delivered into any other country, Seller will be responsible for strict compliance with all legal, regulatory and administrative requirements associated with any importation or exportation of such Product, including obtaining any required licenses or approvals and, unless otherwise agreed between the parties elsewhere in this Agreement, the payment of all associated duties, taxes and fees.
     (b) Upon request of Buyer, Seller shall cooperate with Buyer in seeking any duty drawback available to Buyer in connection with export by Buyer of any Product imported by Seller and provided to Buyer under this Agreement, or incorporating, or manufactured by Buyer from, such Product. Without limitation, Seller shall (i) provide all information with respect to such imported Product necessary to complete any such drawback claims to be filed by Buyer, including U.S. Customs Service entry numbers, dates of entry, quantities and description of goods, customs values, and rates and amounts of customs duties paid by Seller, and (ii) execute applicable certificates of delivery and other documents as necessary in connection with Company’s drawback claims.
     13. Shipping Weights; Tolerances; Packaging.
     (a) Seller’s certified weights will govern for each shipment or partial shipment made by Seller hereunder. Should Buyer dispute the shipping weight of any shipment or partial shipment hereunder, Buyer will promptly notify Seller in writing of the reasons for such dispute and provide to Seller all necessary documents to substantiate the difference. In the event of such a dispute, the parties shall meet and negotiate an agreeable resolution prior to the commencement of any formal legal proceeding arising from such matter.
     14. Seller’s Liability and Indemnification. XXXXXXXXXXXXXXXXXXX
     15. Patents. Seller will indemnify, protect, defend and hold harmless Buyer, its successors and assigns, its customers and the users of Product deliver by Seller hereunder from all claims, demands, judgments, settlements, costs, losses, damages and attorney fees incurred as a result of actual or alleged infringement of any patent, copyright, trademark, trade secret, or other actual or alleged intellectual property right of any third party arising from Buyer’s purchase, use or sale of such Product, and to defend at Seller’s expense, including reasonable attorney’s fees, any and all suits or actions, based on such claims. All such obligations of Seller to indemnify, hold harmless, protect and defend Buyer are in addition to Seller’s warranty obligations and all other rights or remedies of Buyer and shall survive acceptance and use of, and payment for, Product, and completion, termination, or cancellation of this Agreement.
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     16. Insurance. Seller agrees to maintain the following types of insurance coverage: (a) Workers’ Compensation Insurance or qualification as a self-insurer to satisfy the laws of the states in which Product will be produced and delivered; (b) Employers’ Liability Insurance for Bodily Injury per accident with limits of not less than $500,000 and Bodily Injury by Disease with limits of not less than $500,000 per policy; and (c) Commercial General Liability Insurance for bodily injury, personal injury and property damage, including coverage for products/completed operations and contractual liability, with combined limits of not less than $5,000,000 per occurrence. Upon Buyer’s request, Seller will provide Buyer with written certification, reasonably acceptable to Buyer, of Seller’s compliance with the requirements listed in this paragraph. The insurance requirements in this paragraph are separate and distinct from any other obligations of Seller contained herein, and neither the issuance of any insurance policy nor the minimum limits specified herein shall be deemed to limit or restrict in any way Seller’s liability arising under this Agreement.
     17. Limitation on Buyer’s Liability. In no event shall Buyer be liable for consequential, incidental, special or punitive damages, or for damages of any kind in excess of the price set forth in this Agreement for the Product on which any such claim is based. Any action on any claim against Buyer must commence within one year after the cause of action has accrued or the right to bring such action will be deemed to have been waived by Seller.
     18. Seller’s Default. Buyer shall have the right to cancel this Agreement, in whole or in part, if the Products are, in Buyer’s judgment, non-conforming or defective or not delivered as scheduled, or if Seller fails to comply with or fulfill any of the terms and conditions of this Agreement, or with Buyer’s shipping and billing instructions, or if, in Buyer’s opinion, the credit or ability of Seller to perform this Agreement becomes impaired, whereupon Buyer shall have the continuing right to obtain Products from another source with any resulting increase in cost thereof charged to and paid by Seller, all without prejudice to any other rights or remedies of Buyer and in addition thereto.
     19. Termination. XXXXXXXXXXXXXXXXXXXXXXXXXX
     20. Confidentiality.
     (a) Confidential Information. “Confidential Information” means (a) any information disclosed by or on behalf of a party (the “Disclosing Party”) to the other party (the “Receiving Party”), including, without limitation, (i) any materials, trade secrets, know-how, formula, processes, algorithms, ideas, strategies, inventions, data, network configurations, system architecture, designs, flow charts, drawings, proprietary information, business and marketing plans, financial and operational information, and all other non-public information, material, or data relating to the past, current, or future business or operations of the Disclosing Party and (ii) any information, material, or data provided by third party vendors of the Disclosing Party, and (b) any analyses, compilations, studies, summaries, extracts, or other documentation prepared by the Receiving Party based on the Information disclosed by the Disclosing Party.
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     (b) Permitted Use and Disclosure of Confidential Information. The Receiving Party will not utilize any Confidential Information received from the Disclosing Party for any purpose other than in order to facilitate the transactions in which the parties are involved by mutual written agreement. The Receiving Party will not utilize the Confidential Information provided to it by the Disclosing Party to compete with the Disclosing Party, nor will the Receiving Party engage in reverse engineering of the Disclosing Party’s Confidential Information. The Receiving Party will not disclose the Confidential Information to any third party, including but not limited to consultants, counsel, accountants, and professional advisors unless (i) the Receiving Party receives the express prior written consent of the Disclosing Party, except for employees of the Receiving Party strictly on a “need-to-know” basis, and (ii) such third party is bound by a nondisclosure agreement or confidentiality obligations consistent with and at least as protective as this Agreement. The Receiving Party will maintain the confidentiality of such Confidential Information using at least the same degree of care customarily used by the Receiving Party to protect its own Confidential Information, but under no circumstances will the Receiving Party use less than a reasonable degree of care. Upon request by the Disclosing Party, the Receiving Party will return all Confidential Information provided by the Disclosing Party to the Receiving Party. Neither party is obligated to disclose any Information to the other party by virtue of this Agreement. The Disclosing Party will retain ownership of all its Information, whether or not disclosed to the Receiving Party.
          I General Exceptions. Notwithstanding any other provision of this Agreement, information will not be or will cease to be Confidential Information (a) if such information was already public knowledge at the time it was learned by the Receiving Party, or if such information subsequently came into the public domain through no fault of the Receiving Party, (b) if such information was lawfully received by the Receiving Party from a third party free of an obligation of confidence to such third party, (c) if such information was already in the possession of the Receiving Party prior to the receipt thereof, directly or indirectly, from the Disclosing Party, (d) if such information is subsequently and independently developed by employees, consultants, or agents of the Receiving Party without reference to the Confidential Information disclosed under this Agreement, or (e) if disclosure is required pursuant to Section 6.2(c) of this Agreement.
          (d) Legal Exceptions. Notwithstanding any other provision of this Agreement, the Receiving Party may disclose any information which is necessary or appropriate to disclose in order to comply with applicable laws, rules, and regulations or enable a party to comply with this Agreement or which is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted, including, but not limited to, giving the Disclosing Party as much advance notice of the possibility of such disclosure as practicable so the Disclosing Party may attempt to obtain a protective order concerning such disclosure.
          (e) Ownership. The Disclosing Party retains all right, title, and interest in and to its Confidential Information, including any intellectual property rights, and the Receiving Party will have no rights, by license or otherwise, to use or disclose the Confidential Information except as expressly provided in this Agreement. For purposes of this Agreement, intellectual property rights mean all those rights and interests, whether by statute or under common law,
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relating to copyrights, patents, trademarks, trade secrets or any similar rights. Seller will retain the ownership of all formulas to biodegradable resins owned by it whether or not sold to Buyer for its packaging solutions.
     21. Force Majeure.
     (a) If the performance of this Agreement by either party (other than the payment of monies owing or becoming due hereunder) is delayed, curtailed, interrupted or prevented for reasons reasonably beyond such party’s direct control, such as strikes, lockouts, accidents, fires, explosions, inundations, volcanic activity, rebellion, revolution, blockade, embargo, environmental directives, or any other act of any government or governments, or any subdivision or agency of the same, acts of public enemies, acts of God, inability in obtaining transportation, or any other cause, whether or not of the nature enumerated above, which is reasonably beyond the control of such party (“Force Majeure Events”), such party will be excused from the performance of its obligations under this Agreement for so long as the Force Majeure Event continues. The excused party’s performance under this Agreement will resume as soon as practicable after the Force Majeure Event is remedied or removed.
     (b) XXXXXXXXXXXXXXXXXXXXXX
     I The party invoking the remedy provided in this Article 21 must give written notice to the other party within two (2) days of the occurrence of the Force Majeure Event, stating, insofar as known, the probable extent to which it will be unable to perform or be delayed in performing its obligations hereunder. The party giving such notice must exercise due diligence to eliminate or remedy the Force Majeure Event and must notify the other party when the Force Majeure Event is remedied or removed.
     (d) At either Party’s option, the Term of this Agreement may be extended to the extent that either party has invoked the provisions of this Article 21.
     (e) XXXXXXXXXXXXXXXXXXXXX
     22. Notices.
     (a) Seller agrees to immediately notify Buyer of any actual or possible safety problems related to Product delivered hereunder. Seller also agrees to give Buyer reasonable advance notice of potential material shortages, labor disputes, insolvency or other matters that might delay or interfere with its performance of this Agreement.
     (b) Any communication or notice required or permitted hereunder must be in writing and will be considered delivered and effective as of; (i) the date it was actually delivered, if hand delivered, (ii) the date of confirmed answerback, if sent by telecopier or facsimile, or (iii) on the date on which it was received or 5 days after being placed in the post, whichever first occurs, if mailed, in a sealed envelope, postage prepaid, by certified or registered mail or international courier service. All communications and notices must be addressed to the appropriate party at the following address, telex number or telecopy number
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(or such other address or number as any party may subsequently add or substitute by proper notice hereunder to the other party):

If to Buyer:	Alcoa Kama, Inc
XXXXXX
XXXXXXX
Attn: XXXXXXXXXXXXXXXXXXXXXXX

If to Seller:	Cereplast, Inc.
3421 West El Segundo Boulevard
Hawthorne, California 90250
Attention: Frederic Scheer, President
     23. XXXXXXXXXXXXXXXXXXXXXXX
     (a) XXXXXXXXXXXXXXXXXXXXXX
     24. Miscellaneous.
     (a) Complete Agreement. This Agreement and the Exhibits attached hereto set forth the complete understanding of the parties with respect to the subject matter hereof and supersede all other prior negotiations, commitments and writings between the parties with respect hereto. All Product supplied pursuant to this Agreement will be provided pursuant to the terms and conditions hereof, which will supersede and override any and all preprinted terms and conditions contained on any documents exchanged by the parties in connection with orders or releases made hereunder, including but not limited to purchase order forms, sales order acknowledgment forms, packing slips, bills of lading and invoices. Each of the Exhibits referred to in this Agreement is incorporated herein by this reference and made a part of this Agreement.
     (b) Relationship of the Parties. Seller is and shall remain an independent contractor of Buyer. No employee, agent, or representative of Seller or its subcontractors shall be deemed to be an employee of Buyer. Seller shall provide all safeguards, and take all precautions, necessary in connection with the production and delivery of Product sold hereunder to prevent the occurrence of any accident, injury, death, loss, or damage to any person or property, and shall be solely responsible therefore. Seller warrants that all Product delivered hereunder will be produced and delivered in a safe, proper, and workmanlike manner and in compliance with all applicable codes, regulations, laws, standards, specifications and Buyer requirements concerning safety, performance and otherwise,.
     I Time is of the Essence. Time is of the essence with respect to Seller’s performance hereunder.
     (d) Electronic Commerce. Upon Buyer’s request, Buyer and Seller will facilitate business transactions by electronically transmitting data. Any data electronically transmitted pursuant to this section will be as legally sufficient, binding and enforceable upon the parties as a
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written, signed, paper document exchanged between the parties, notwithstanding any legal requirement that the data be in writing or signed. To the extent required by Buyer, each authorized representative of a party will adopt a unique, verifiable digital identification consisting of symbols or codes to be transmitted with each electronic transmission, and use of such digital identification will be deemed for all purposes to constitute a “signature” and will have the same effect as a signature on a written document.
     (e) Buyer’s Property and Parts. All property of any kind supplied to Seller by Buyer, or paid for, by Buyer shall be and remain Buyer’s property, and Seller will maintain such property in good condition and repair, except to the extent that such property is integrated into Product delivered hereunder. Materials or parts provided by, or on behalf of, Buyer which have been, or are to be, processed by Seller are consigned to Seller solely for purposes of such processing and remain Buyer’s property. All Buyer property, while in Seller’s custody or control, shall be held at Seller’s risk, free of all liens, encumbrances or security interests of Seller or third parties, and shall be kept insured by Seller at Seller’s expense in an amount equal to replacement cost with loss payable to Buyer. Seller will indemnify, protect, defend and hold harmless Buyer, its successors and assigns from and against all loss or damage to such property occurring while in Seller’s custody or control. All property of Buyer is subject to removal by Buyer at any time, and to return upon Buyer’s request. Similarly, the same covenants apply to Buyer with respect to all property supplied to Buyer by Seller or paid for by Seller.
     (f) Waiver; Remedies. No waiver by either party of any breach of, or failure to comply with any provision of, this Agreement by the other party, will be construed as, or constitute, a continuing waiver by said party of such provision or a waiver by said party of any other breach of, or failure to comply with, any other provision of this Agreement by the other party. Any remedies provided herein to either party are cumulative and in addition to any other remedies provided in law or equity or by statute.
     (g) Counterparts. This Agreement may be signed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.
     (h) Headings. The section headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.
     (i) Successors and Assigns. This Agreement will be binding on the successors and permitted assigns of the parties. This Agreement, and the rights, remedies, duties and obligations arising hereunder, may not be assigned or delegated, in whole or in part, by Seller without the prior written consent of Buyer. No such consent or assignment shall release Seller or change Seller’s liability to perform all of its obligations under this Agreement.
     (j) Amendments. This Agreement may be amended or modified only by an instrument in writing duly executed by an authorized signatory of each of the parties hereto.
     (k) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction and which is not material to implementing the intentions of the parties will, as to such jurisdiction, be ineffective only to the extent of such prohibition or
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unenforceability, without invalidating the remaining provisions or affecting the validity or enforceability of any provision in any other jurisdiction.
     (l) Governing Law. This order will be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, excluding its rules relating to conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods is expressly disclaimed and does not apply.
(m)	Dispute Resolution. Any and all disputes between the parties that may arise pursuant to this Agreement will be heard and determined before an appropriate arbitrator, federal, or state court located in New York, NY. The Seller acknowledges and agrees that any such court shall have the jurisdiction to interpret and enforce the provisions hereof and/or an arbitrator’s judgment, and the Seller waives any and all objections that it might otherwise have as to personal jurisdiction or venue in any of the above tribunals.
     The parties hereto have executed this Agreement by their duly authorized representatives as of the day and year first above written.

SELLER:	BUYER:

CEREPLAST, INC.	ALCOA KAMA, INC.

By:	By:

Title:	Title:

dated 12/19/2006	dated 12/19/2006
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SCHEDULE A
PRODUCT SPECIFICATIONS
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SCHEDULE B
PRICING
XXXXXXXXXXXXXXXXXXXX
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